Exhibit 23.2



June 2, 2004


U.S. Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Golden Spirit Minerals Ltd.  S-8 Registration of  7,600,000 shares


Dear Sir/Madame:

As Chartered Accountants, we hereby consent to the inclusion or incorporation by reference in the Form S-8 Registration Statement dated June 2, 2004, of the following:

Our report dated March 31, 2004 to the Stockholders and Board of Directors on the financial statements of the Company as at December 31, 2003 and 2002 and for the years then ended included in the Company's filing on Forms 10-KSB.

Sincerely,


"Dale Matheson Carr-Hilton LaBonte"


DALE MATHESON CARR-HILTON LABONTE
Chartered Accountants